AMENDMENT TO PARTICIPATION AGREEMENT

This AMENDMENT TO PARTICIPATION AGREEMENT dated as of July 10,2007, by and among VANGUARD VARIABLE INSURANCE FUND, THE VANGUARD GROUP, INC., VANGUARD MARKETING CORPORATION and SYNIETRA LIFE INSURANCE
COMPANY.

                                   WITNESSETH:

	WHEREAS, the parties hereto have entered into a Participation Agreement dated as of March 14,2007 (the "Participation Agreement"), pursuant to which the Sponsor has agreed to make shares of certain Portfolios of the Fund available for purchase and redemption by certain Accounts of the Company in connection with the Company's Variable Insurance Products; and

	WHEREAS, the parties desire to modify the Participation Agreement in certain respects;

	NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Participation Agreement.

2. Amendment of Participation Agreement. The Participation Agreement is hereby amended by replacing Schedules B and C to the Participation Agreement with Schedules B and C attached to this Amendment, respectively.

3. No Other Modifications. Except as specifically modified hereby, the Participation Agreement remains in full force and effect.

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	IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed on their behalf by their duly authorized officers as of the day and year first above written.

THE VANGUARD VARIABLE INSURANCE FUND

By: __/s/___________________________

Name:___________________________

Title: ____________________________


THE VANGUARD GROUP, INC.

By: ___/s/__________________________

Name:___________________________

Title: ____________________________

VANGUARD MARKETING CORPORATION

By: ___/s/__________________________

Name:___________________________

Title: ____________________________



SYMETRA LIFE INSURANCE COMPANY

By: /s/Scott Bartholomaus
     --------------------------
Name: Scott Bartholomaus

Title: Vice President

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                                   SCHEDULE B
                                   PORTFOLIOS


     The following Portfolios of Vanguard Variable Insurance Fund shall be made available as investments underlying the Variable Insurance Products, subject to the limitations set forth in Section 2.13(c) hereof:

	Money Market Portfolio
	Short-Term Investment-Grade Portfolio
	Total Bond Market Index Portfolio
	High-Yield Bond Portfolio
	Balanced Portfolio
	Equity Income Portfolio
	Diversified Value Portfolio
	Total Stock Market Index Portfolio
	Equity Index Portfolio
	Mid-Cap Index Portfolio
	Growth Portfolio
	Capital Growth Portfolio
	Small Company Growth Portfolio
	International Portfolio
	REIT Index Portfolio

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			          SCHEDULE C
                           LARGE TRANSACTION AMOUNTS

Portfolio 					Large Transaction Amount
-------------------------------------------------------------------------------

Money Market Portfolio 	                       $ 500,000
Short-Term Investment-Grade Portfolio 	 	 750,000
Total Bond Market Index Portfolio 		 200,000
High-Yield Bond Portfolio 			 500,000
Balanced Portfolio 			       1,000,000
Equity Income Portfolio 			 500,000
Diversified Value Portfolio 		       1,000,000
Total Stock Market Index Portfolio 		 500,000
Equity Index Portfolio 			 	 500,000
Mid-Cap Index Portfolio 			 100,000
Growth Portfolio 				 500,000
Capital Growth Portfolio 			 250,000
Small Company Growth Portfolio 	               1,000,000
International Portfolio 		       1,000,000
REIT Index Portfolio 			         100,000